UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 2, 2007

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, Rosetta Resources Inc. (the “Company”) announced the appointment of Randy L. Limbacher as President and Chief Executive Officer of the Company effective November 1, 2007.  Mr. Limbacher will also serve as a member of the Company’s Board of Directors.  Mr. Limbacher succeeds Charles F. Chambers who has served as acting Chief Executive Officer from July 9, 2007 until October 31, 2007.  Also effective November 1, 2007, Mr. Chambers resumed his former position as the Company’s Executive Vice President, Corporate Development, and relinquished the position of interim Chief Executive Officer of the Company.

Mr. Limbacher, 49, was previously President, Exploration and Production – Americas for ConocoPhillips.  Mr. Limbacher joined ConocoPhillips following its acquisition of Burlington Resources in April 2006, then assumed responsibility for the company’s E&P operations in the Western Hemisphere.  Prior to this acquisition, he was Executive Vice President, Chief Operating Officer and Board Member for Burlington Resources, and had served as Executive Vice President and Chief Operating Officer since 2002.

The Company and Mr. Limbacher entered into an employment agreement dated as of November 1, 2007, which provides for the terms of Mr. Limbacher’s employment as President and Chief Executive Officer of the Company beginning November 1, 2007.  The material terms of the employment agreement are as follows:

1.
Mr. Limbacher will receive an initial annual base salary of $625,000 which will be subject to annual adjustments beginning in January 2009.  Mr. Limbacher will also receive a $1,000,000 bonus upon execution of the employment agreement.

2.
The initial term of the agreement begins on November 1, 2007 and ends on October 31, 2008 with automatic extensions for nine successive one-year periods unless either party provides written notice of termination of employment.

3.	Mr. Limbacher will participate in any incentive compensation plans of the Company, and his target awards are based on 100% of his annual base salary.
4.	Mr. Limbacher will participate in the Company’s long term incentive plan. Mr. Limbacher will be granted:
a.	an option to purchase 102,100 shares which has a ten year term and will be fully vested on the date of grant;
b.	102,100 shares of regular restricted common stock of the Company that will vest over a three year period; and
c.
$3,500,000 in value of sign on restricted common stock of the Company, which will vest in full on the fifth anniversary of the employment agreement, subject to earlier vesting upon achievement of specified target stock price levels for 30 consecutive trading days.

5.
If the Company terminates Mr. Limbacher ’s employment other than for cause (as defined in the employment agreement), if Mr. Limbacher voluntarily terminates for good reason (as defined in the employment agreement) or if the Company gives timely notice and Mr. Limbacher’s  employment terminates, Mr. Limbacher is entitled to receive a severance payment equal to three times his annual base salary, plus all accrued but unpaid salary and vacation time.  He is also entitled to receive an incentive award at the target level for three years based on the performance period in effect on the date of termination and all of his outstanding unvested restricted stock and stock options will vest.  Mr. Limbacher also will have twelve months to exercise any stock options that vested prior to the termination of his employment.  Further, Mr. Limbacher will receive reimbursement for a certain portion of his COBRA premiums.  In the event Mr. Limbacher ‘s employment with the Company is terminated for any reason other than for cause or Mr. Limbacher voluntary terminates for good reason within two years after a corporate change (as defined in the employment agreement), Mr. Limbacher also may receive a tax gross-up payment.

6.	The employment agreement also contains covenants regarding confidentiality and non-solicitation and dispute resolution clauses.

The foregoing description of the terms of the employment agreement does not purport to be complete and is qualified in its entirety by the employment agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Limbacher’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements:
None
(b)	Pro forma financial information:
None
(c)	Shell company transactions:
None
(d)	Exhibits
	10.1	Employment Agreement, dated November 1, 2007 between Rosetta Resources Inc. and Randy L. Limbacher.
	99.1	Press Release of Rosetta Resources Inc. dated November 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2007	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated November 1, 2007 between Rosetta Resources Inc. and Randy L. Limbacher.
99.1	Press Release of Rosetta Resources Inc. dated November 1, 2007.